Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-139067, 333-130171 and 333-126873) and Form S-3 (No. 333-130099) of HemoSense, Inc. of our report dated December 26, 2006 relating to the financial statements and financial statement schedule which appears in this Form 10-K.

/S/    PRICEWATERHOUSECOOPERS LLP

San Jose, California

December 26, 2006